For Immediate Release

Contact:	Alex Lombardo (Investors) Treasurer (703) 573-9317	Erin Ruppenthal (Media) Director of Public Relations (608) 661-4775

Great Wolf Resorts Announces Purchase Accounting Changes

MADISON, Wis., November 10, 2005—Great Wolf Resorts, Inc. (NASDAQ: WOLF), the nation’s largest owner, operator and developer of drive-to family resorts featuring indoor waterparks and other family-oriented entertainment activities, today announced that it expects to record adjustments relating to the application of the purchase method of accounting in connection with the company’s formation transactions which occurred on December 20, 2004. As a result of these adjustments, the company will restate its financial results for the year ended December 31, 2004 and the periods ended March 31, 2005, June 30, 2005 and September 30, 2005.

The anticipated adjustments are non-cash adjustments and are expected to have no impact on the company’s cash flows, cash position, revenues or Adjusted EBITDA. The adjustments are expected to reduce the amount of goodwill and increase the amounts of intangible assets, property and equipment, and deferred tax liability recorded on the company’s consolidated balance sheet as of the date of the formation transactions. Subsequent consolidated statements of operations are expected to reflect increased amounts of depreciation and amortization expense, and decreased amounts of income tax expense during the year ended December 31, 2004 and the 2005 interim periods. The company, in discussion with its independent registered public accounting firm, Deloitte & Touche LLP, is in the process of determining the impact of these adjustments on net income for the year ended December 31, 2004 and the 2005 interim periods.

The anticipated adjustments result from an application of Emerging Issues Task Force (EITF) Issues No. 98-3 and No. 04-1 with regard to the company’s recording of the formation transactions in December 2004. The company will furnish a report on Form 8-K with the SEC to provide additional detail on the background of the expected adjustments. When the adjustments are finalized, the company will include the restated results in a 10-K/A filing for the fiscal year ended December 31, 2004; 10-Q/A filings for the three-month periods ended March 31, 2005 and June 30, 2005; and a 10-Q filing for the three months ended September 30, 2005. In the interim, investors should no longer rely on the financial statements currently on file with the SEC in the company’s Form 10-K for the fiscal year ended December 31, 2004 and the related auditor’s report thereon, and the unaudited financial statements for all interim periods through September 30, 2005, including financial results included in the company’s press release on November 2, 2005.

The company is working diligently to complete its review of its application of purchase accounting and to quantify the impact of the necessary adjustments on each of the reporting periods. Due to the time and effort involved in fully determining the effect of these adjustments on the company’s previously issued financial statements, the company will be required to file a Form 12b-25 with the SEC and to delay the filing of its Quarterly Report on Form 10-Q for the three months ended September 30, 2005.

About Great Wolf Resorts, Inc.

Great Wolf Resorts is the nation’s leader in indoor waterpark destination resorts and owns and operates family resorts under the Great Wolf Lodge® and Blue Harbor Resort® brands. The company is a fully integrated resort company and owns and/or manages Great Wolf Lodge resorts in: Wisconsin Dells, Wis.; Sandusky, Ohio; Traverse City, Mich.; Kansas City, Kan; Williamsburg, Va.; the Pocono Mountains, Pa.; and Blue Harbor Resort & Conference Center in Sheboygan, Wis. Great Wolf Resorts also has projects currently under construction or in pre-development in: Niagara Falls, Ontario; Mason, Ohio; Chehalis, Washington; and Grapevine, Texas.

The company’s resorts are family-oriented destination facilities that generally feature 300 to 400 rooms and a large indoor entertainment area measuring 40,000 — 100,000 square feet. The all-suite properties offer a variety of room styles, arcade/game rooms, fitness centers, themed restaurants, spas, supervised children’s activities and other amenities. Additional information may be found on the company’s Web site at www.greatwolfresorts.com.

Non-GAAP Financial Measure

Adjusted EBITDA is a “non-GAAP financial measure.” A non-GAAP financial measure is a measure of the company’s historical or future performance that is different from measures calculated and presented in accordance with GAAP, within the meaning of applicable SEC rules, that Great Wolf Resorts believes is useful to investors. The following discussion defines this term and presents the reasons the company believes it is a useful measure of its performance.

Great Wolf Resorts defines Adjusted EBITDA as net income plus (a) interest expense, net, (b) income taxes, (c) depreciation and amortization, (d) non-cash employee compensation, (e) costs associated with early extinguishment of debt, (f) pre-opening costs of resorts under development, (g) equity in earnings (loss) of affiliates, and (h) minority interests.

Adjusted EBITDA as calculated by the company is not necessarily comparable to similarly titled measures by other companies. In addition, Adjusted EBITDA (a) does not represent net income or cash flows from operations as defined by GAAP, (b) is not necessarily indicative of cash available to fund the company’s cash flow needs, and (c) should not be considered as an alternative to net income, operating income, cash flows from operating activities or the company’s other financial information as determined under GAAP.

Management believes Adjusted EBITDA is useful to an investor in evaluating the company’s operating performance because a significant portion of its assets consists of property and equipment that are depreciated over their remaining useful lives in accordance with GAAP. Because depreciation and amortization are non-cash items, management believes that presentation of Adjusted EBITDA is a useful measure of the company’s operating performance. Also, management believes measures such as Adjusted EBITDA are widely used in the hospitality and entertainment industries to measure operating performance.

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of the federal securities laws. All statements, other than statements of historical facts, including, among others, statements regarding Great Wolf Resorts’ future financial position and the anticipated impact of the restatements, are forward-looking statements. Those statements include statements regarding the intent, belief or current expectations of Great Wolf Resorts, Inc. and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should” or similar expressions. Forward-looking statements are not guarantees of future performance and involve risks and uncertainties that actual results may differ materially from those contemplated by such forward-looking statements. Many of these factors are beyond the company’s ability to control or predict. Such factors include, but are not limited to, the timely resolution of the accounting matters discussed above.

Management believes these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. All written and oral forward-looking statements attributable to Great Wolf Resorts or persons acting on its behalf are qualified in their entirety by these cautionary statements. Further, forward-looking statements speak only as of the date they are made, and the company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time unless otherwise required by law.